EXHIBIT 24

POWER OF ATTORNEY

The undersigned Directors of PHOENIX FOOTWEAR GROUP, INC. do hereby constitute and appoint James R. Riedman and Kenneth E. Wolf their true and lawful attorneys and agents, to execute the Phoenix Footwear Group, Inc. Amendment No. 1 to the Annual Report on Form 10-K/A for the fiscal year ended December 30, 2006 and any further amendments to the Annual Report on Form 10-K, for us and in our names as Directors, to comply with the Securities Exchange Act of 1934, and the rules, regulations and requirements of the Securities and Exchange Commission in connection therewith.

/S/ FREDRICK PORT Fredrick Port	Dated: April 11, 2007

/S/ STEVEN DEPERRIOR Steven DePerrior	Dated: April 11, 2007

/S/ GREGORY HARDEN Gregory Harden	Dated: April 11, 2007

/S/ JAMES R. RIEDMAN James R. Riedman	Dated: April 11, 2007

/S/ WILHELM PFANDER Wilhelm Pfander	Dated: April 11, 2007

/S/ JOHN KRATZER John Kratzer	Dated: April 11, 2007

/S/ ROBERT GUNST Robert Gunst	Dated: April 11, 2007

/S/ JOHN ROBBINS John Robbins	Dated: April 11, 2007